Exhibit 5.1

apm@apm.law www.apm.law Office. 972-3-568-9018 Fax. 972-3- 5690001 APM House, 18 Raoul Wallenberg St, Building D, 1th Floor, Ramat Hachayal, Tel Aviv 6971915, Israel

Established 1956

December 15, 2025

To:

SaverOne 2014 Ltd.

Em Hamoshavot Rd. 94

Petah Tikvah, Israel

Dear Sir and Madam,

We have acted as Israeli counsel to SaverOne 2014 Ltd., an Israeli company (the “Company”), in connection with the proposed resale, from time to time, of up to 108,000,000,000 ordinary shares of the Company, NIS 0.01 value (each, an “Ordinary Share”) represented by up to 10,000,000 American Depositary Shares (the “ADSs”), each ADS representing 10,800 Ordinary Shares, (the “Securities”) to be offered by the selling shareholder (the “Selling Shareholder”) named in a registration statement on Form F-1 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).

As counsel to the Company in Israel, we have examined copies of (a) the Company’s Articles of Association, as currently in effect; (b) standby equity purchase agreement, dated as of October30, 2025, entered into by and between the Company and the Selling Shareholder (the “SEPA”), and (c) such corporate records, instruments, and other documents relating to the Company and such matters of law as we have considered necessary or appropriate for the purpose of rendering this opinion.

apm@apm.law www.apm.law Office. 972-3-568-9018 Fax. 972-3- 5690001 APM House, 18 Raoul Wallenberg St, Building D, 1th Floor, Ramat Hachayal, Tel Aviv 6971915, Israel

Established 1956

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Ordinary Shares underlying the ADSs, when issued and delivered by the Company against payment therefor, in accordance with the terms and conditions set forth in the SEPA, will be validly issued, fully paid, and non-assessable.

We are members of the Israel Bar, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than the State of Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

apm@apm.law www.apm.law Office. 972-3-568-9018 Fax. 972-3- 5690001 APM House, 18 Raoul Wallenberg St, Building D, 1th Floor, Ramat Hachayal, Tel Aviv 6971915, Israel

Established 1956

This opinion is rendered to you in connection with the filing of the Registration Statement. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent, except that (A) this opinion may be furnished or quoted to judicial or regulatory authorities having jurisdiction over you, and (B) this opinion may be relied upon by purchasers and holders of the securities covered by the Registration Statement currently entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of the SEC’s Regulation S-K promulgated under the Securities Act.

Very truly yours,

/s/ Amit, Pollak, Matalon & Co.
Amit, Pollak, Matalon & Co.